UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 6/13/2024

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 13, 2024, Gaming and Leisure Properties, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 271,814,923 shares of the Company’s Common Stock were entitled to vote as of April 11, 2024, the record date for the Annual Meeting, of which 256,281,977 shares were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1. Election of directors to hold office until the 2025 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Peter M. Carlino	232,056,720	10,906,582	141,193	13,177,482
Debra Martin Chase	240,452,887	2,500,319	151,289	13,177,482
Carol (“Lili”) Lynton	233,677,702	9,274,043	152,750	13,177,482
Joseph W. Marshall, III	235,219,742	7,707,491	177,262	13,177,482
James B. Perry	229,688,160	13,237,950	178,385	13,177,482
Barry F. Schwartz	217,300,083	25,622,697	181,715	13,177,482
Earl C. Shanks	237,341,399	5,582,717	180,379	13,177,482
E. Scott Urdang	236,687,110	6,264,526	152,859	13,177,482

PROPOSAL 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2024.

For	Against	Abstentions
245,579,955	1,050,977	651,045

PROPOSAL 3. Approval of, on a non-binding advisory basis, the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes
230,428,213	12,415,192	261,091	13,177,482

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2024	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chairman of the Board and Chief Executive Officer

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